UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 1, 2022

DOMA HOLDINGS, INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-39754	84-1956909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Mission Street, Suite 740
San Francisco, California 94105
(Address of principal executive offices) (Zip code)

650-419-3827
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DOMA	The New York Stock Exchange
Warrants to purchase common stock	DOMA.WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2022, Doma Holdings, Inc. (the “Company”) announced that on April 1, 2022 Noaman Ahmad, the Company’s Chief Financial Officer, informed the Company that he is resigning effective May 15, 2022. His decision is solely for personal reasons, due to factors outside the Company, and is not the result of any disagreement with the Company’s operations, policies or procedures, or any disagreements in respect of accounting principles or financial statement disclosures.

Effective upon Mr. Ahmad’s departure, Mike Smith will serve as the Company’s Acting Chief Financial Officer and Principal Financial Officer; he is presently the Company’s Chief Accounting Officer. Mr. Smith will report directly to Max Simkoff, the Company’s CEO. Until the effective date of his resignation, Mr. Ahmad will continue to serve as the Company’s Chief Financial Officer and is working closely with the Company to help ensure a smooth transition of his responsibilities to Mr. Smith, with whom he presently works closely given their roles.

Mr. Smith will receive an annual base salary of $341,700 for the Company’s 2022 fiscal year, with a target annual cash incentive opportunity equal to 50% of his annual base salary. Prior to his appointment as Acting Chief Financial Officer, to take place upon Mr. Ahmad’s departure, in March 2022, Mr. Smith received an annual equity award of restricted stock units (“RSUs”) pursuant to the Company’s Omnibus Incentive Plan (the “Plan”) with a grant date value of $425,000. The RSUs are subject to the same terms and conditions applicable to RSUs granted to other senior executives under the Company’s Plan. Finally, upon Mr. Smith’s appointment as Acting Chief Financial Officer, he will be eligible to receive a cash supplemental bonus of $30,000 for each calendar month in which he serves any part of that month as Acting Chief Financial Officer, with a minimum aggregate bonus amount of $100,000.

Information concerning Mr. Smith’s professional experience, education, compensation (other than as provided for herein) and other information required by Item 5.02(c) of Current Report on Form 8-K is disclosed in the Current Report on Form 8-K filed by the Company with the SEC on August 19, 2021 (the “August 2021 8-K”) and is hereby incorporated by reference.

Item 7.01          Regulation FD Disclosure.

On April 7, 2022, the Company issued a press release related to the foregoing. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.
The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
99.1*	Press Release Dated April 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 7, 2022

By:	/s/ Eric Watson
Name:	Eric Watson
Title:	General Counsel & Secretary

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